Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DILLARD’S, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	71-0388071 (I.R.S. Employer Identification No.)

_____________

1600 CANTRELL ROAD
LITTLE ROCK, ARKANSAS 72201
(Address of Principal Executive Offices)
_____________

DILLARD’S, INC. INVESTMENT & EMPLOYEE STOCK OWNERSHIP PLAN
(formerly, the Dillard Department Stores, Inc. Retirement Plan)
(Full title of the plan)
_____________

Dean L. Worley
Vice President, General Counsel, Secretary
Dillard’s, Inc.
1600 Cantrell Road
Little Rock, Arkansas 72201
501-376-5200
(Name, address, and telephone number, including area code, of agent for service)
_____________

With a copy to:

David McDaniel
Kutak Rock LLP
124 West Capitol Ave., Suite 2000
Little Rock, Arkansas 72201
501-975-3000
_____________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,”

“accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☒                         Accelerated filer ☐

Non-accelerated filer ☐                             Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933.    ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (3)
Class A Common Stock, par value $.01 per share	6,000,000 shares	$36.07	$216,420,000	$28,091.32

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares of Class A Common Stock registered hereunder includes such indeterminate number of additional shares of Class A Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Dillard’s, Inc. Investment & Employee Stock Ownership Plan.

(2)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the shares of the registrant’s Class A Common Stock as reported on the New York Stock Exchange on June 9, 2020.

(3)
Calculated pursuant to Section 6(b) of the Securities Act by multiplying .0001298 by the proposed     maximum aggregate offering price (as computed in accordance with Rule 457 under the Securities     Act solely for the purpose of determining the registration fee of the securities registered hereby).

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 6,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Stock"), of Dillard’s, Inc. (the “Company” or the “Registrant”) to be issued pursuant to the Dillard’s, Inc. Investment & Employee Stock Ownership Plan (formerly, the Dillard Department Stores, Inc. Retirement Plan) (the “Plan”). The Registrant previously registered 3,000,000 shares of Class A Stock issuable under the Plan pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2010 (File No. 333-167937) (the “2010 S-8”). The Registrant registered an additional 3,000,000 shares of Class A Stock issuable under the Plan pursuant to a Registration Statement on Form S-8 filed with the Commission on May 23, 2012 (File No. 333-181623) (the “2012 S-8”). The Registrant registered an additional 3,000,000 shares of Class A Stock issuable under the Plan pursuant to a Registration Statement on Form S-8 filed with the Commission on March 6, 2015 (File No. 333-202574) (the “2015 S-8”). The Registrant registered an additional 3,000,000 shares of Class A Stock issuable under the Plan pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2017 (File No. 333-220063) (the “2017 S-8” and together with the 2015 S-8, the 2012 S-8 and the 2010 S-8, the “Prior Registration Statements”). The content of the Prior Registration Statements are incorporated herein by reference to the extent not modified hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents previously filed or furnished by the Company or the Plan with the Commission are incorporated by reference herein:

(a)
The Company’s annual report on Form 10-K for the fiscal year ended February 1, 2020 and filed on March 31, 2020, and the Plan’s annual report on Form 11-K for the fiscal year ended December 31, 2018, dated June 5, 2019 and filed on June 6, 2019;

(b)	The Company’s quarterly report on Form 10-Q for the period ended May 2, 2020, filed on June 5, 2020, and its periodic reports on Form 8-K filed on May 4, 2020, May 14, 2020, and May 19, 2020; and

(c)
The description of the Company’s Class A Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 8, 1989, and any amendment or report filed with the Commission for the purpose of updating such description.

    All documents subsequently filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is, or is deemed to be, incorporated by reference modifies or supersedes such statement. Any statement modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

Item 8. Exhibits.

Exhibit No.	Description

23.1	Consent of KPMG LLP.

23.2	Consent of Crowe Horwath LLP.

24.1	Power of Attorney (filed herewith).

The use of original issuance securities under this Registration Statement is not contemplated. If original issuance securities are hereafter offered and sold, an opinion of counsel will be filed by amendment. The Company has submitted the Plan and undertakes that it will submit all amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the Plan under section 401 of the Internal Revenue Code.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on June 12, 2020.

DILLARD’S, INC.

By:    /s/ Dean L. Worley
Name:    Dean L. Worley
Title:     Vice President, General Counsel, Secretary

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE
* William Dillard, II (Principal Executive Officer)	Chairman of the Board and Chief Executive Officer	June 12, 2020
/s/ Chris B. Johnson Chris B. Johnson	Senior Vice President and Co-Principal Financial Officer	June 12, 2020
/s/ Phillip R. Watts Phillip R. Watts	Senior Vice President, Co-Principal Financial Officer and Principal Accounting Officer	June 12, 2020
* Alex Dillard	President and Director	June 12, 2020
* Mike Dillard	Executive Vice President and Director	June 12, 2020
* Drue Matheny	Executive Vice President and Director	June 12, 2020
* Frank R. Mori	Director	June 12, 2020
* J.C. Watts, Jr.	Director	June 12, 2020
* Robert C. Connor	Director	June 12, 2020

* Nick White	Director	June 12, 2020
* Warren A. Stephens	Director	June 12, 2020
* H. Lee Hastings, III	Director	June 12, 2020
* Reynie Rutledge	Director	June 12, 2020
* James I. Freeman	Director	June 12, 2020

*By: /s/ Dean L. Worley
Dean L. Worley, Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on June 12, 2020.

DILLARD'S, INC. INVESTMENT & EMPLOYEE STOCK OWNERSHIP PLAN

By:	/s/ Phillip R. Watts
Name:	Phillip R. Watts
Title:	Secretary of Administrative Committee